Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Opexa Therapeutics, Inc.
(formerly PharmaFrontiers Corp.)
The Woodlands, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A our report dated February 7, 2006 and June 20, 2006 included herein for the two years ended December 31, 2005 and the period from January 22, 2003 (Inception) through December 31, 2005.

We also consent to the references to us under the heading “Experts” in such Document.

June 21, 2006

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas